EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 23, 2002 relating to the consolidated financial statements, which appear in RITA Medical Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/    PRICEWATERHOUSECOOPERS, LLP

San Jose, California
January 31, 2003